     As filed with the Securities and Exchange Commission on March 1, 1999
                                              Registration No. _________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               AMERICREDIT CORP.
            (Exact name of registrant as specified in its charter)

           Texas                                                75-2291093
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

       200 Bailey Avenue
       Fort Worth, Texas                                            76107
(Address of principal executive offices)                          (Zip Code)


             1999 EMPLOYEE STOCK OPTION PLAN OF AMERICREDIT CORP.
                           (Full title of the plan)


         Chris A. Choate                                      Copy to:
         General Counsel                                  L. Steven Leshin
        AmeriCredit Corp.                             Jenkins & Gilchrist, P.C.
        200 Bailey Avenue                                 1445 Ross Avenue
    Fort Worth, Texas  76107                                 Suite 3200
         (817) 332-7000                                 Dallas, Texas  75202
(Name, address and telephone number
including area code of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                 Proposed       Proposed
Title of                         maximum        maximum
securites     Amount to          offering       aggregate      Amount of
  to be       be registered      price per      offering       registration
registered       (1)(2)         share (3)(4)   price (3)(4)      fee (4)

Common          1,000,000          $11.625      $11,625,000      $3,232

     (1) Shares reserved for issuance under the 1999 Employee Stock Option Plan of AmeriCredit Corp. (the "Plan").
     (2) Pursuant to Rule 416, additional shares of Common Stock issuable under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.
     (3)  Estimated solely for the purpose of calculating the registration fee.
     (4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on 1,000,000 shares of Common Stock reserved for issuance under the Plan, but not subject to outstanding stock options or other awards, at a price per share of $11.625, which is the average of the highest and lowest selling price per share of Common Stock on the New York Stock Exchange on February 24, 1999.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.   Plan Information *

Item 2.   Registrant Information and Employee Plan Annual Information *



                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     AmeriCredit Corp. (the "registrant") hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

     (1) the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with the Commission;

     (2) the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and December 31, 1998, filed with the Commission;

     (3) the description of the Common Stock, par value $.01 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-A, filed with the Commission on December 5, 1990, including any amendment or report filed for the purpose of updating such description; and


____________________

*Information required by Part I to this registration statement on Form S-8 is contained in a Section 10(a) prospectus that will be delivered to Plan participants in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8. As a result, the information required by Part I to this registration statement has been omitted.

     (4) all documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 6.   Indemnification of Directors and Officers.

     Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. Reference is made to Article VIII of the Articles of Incorporation of the registrant, as amended, incorporated by reference herein as Exhibit 4.1 and Article VIII of the Bylaws of the registrant, as amended, incorporated by reference herein as
Exhibit 4.2, each of which provides for broad indemnification of directors and officers.

     Reference is also made to Article IX of the registrant's Articles of Incorporation, as amended, contained in Exhibit 4.1, which eliminates the liabilities of directors to the registrant and its shareholders in certain circumstances.

Item 8.   Exhibits.

     (a)  Exhibits

               The following documents are filed as a part of this registration statement.

Exhibit        Description of Exhibit

4.1 Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with the Commission).

4.2 Bylaws of AmeriCredit Corp., as amended to date, (incorporated by reference to Exhibit 3.4 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with the Commission).

4.3 Rights Agreement, dated August 28, 1997, between AmeriCredit Corp. and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to
      Exhibit 4.2 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with the Commission).

4.4   1999 Employee Stock Option Plan of AmeriCredit Corp.

5.1   Opinion of Jenkens & Gilchrist, a Professional Corporation

23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto).

23.2  Consent of Pricewaterhouse Coopers LLP, Independent Accountants

24.1  Power of Attorney (see signature page of this registration statement).

Item 9.   Undertakings.

     A.   The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas, on March 1, 1999.


                                    AMERICREDIT CORP.



                                    By:  /s/  Clifton H. Morris, Jr.
                                         ---------------------------
                                         Clifton H. Morris, Jr., Chairman of
                                         the Board and Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below designates and appoints Clifton H. Morris, Jr. and Chris A. Choate, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Capacity                            Date

                               Chairman of the Board and
/s/  Clifton H. Morris, Jr.    Chief Executive Officer
---------------------------    (Principal Executive Officer)    March 1, 1999
Clifton H. Morris, Jr.


                               Vice Chairman, Chief
                               Financial Officer and Director
/s/  Daniel E. Berce           (Principal Financial and
--------------------           Accounting Officer)              March 1, 1999
Daniel E. Berce


                               Vice Chairman, President,        March 1, 1999
/s/  Michael R. Barrington     Chief Operating Officer and
--------------------------     Director
Michael R. Barrington


                               Executive Vice President-        March 1, 1999
/s/  Edward H. Esstman         Auto Finance Division and
----------------------         Director
Edward H. Esstman


/s/  James H. Greer            Director                         March 1, 1999
-------------------
James H. Greer


/s/  Kenneth H. Jones, Jr.     Director                         March 1, 1999
--------------------------
Kenneth H. Jones, Jr.


/s/  A. R. Dike                Director                         March 1, 1999
---------------
A. R. Dike


/s/  Douglas K. Higgins        Director                         March 1, 1999
-----------------------
Douglas K. Higgins

                               INDEX TO EXHIBITS

Sequentially
Exhibit
Numbered
 No.                        Description of Exhibit

4.1 Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with Commission).

4.2 Bylaws of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibit 3.4 of the registrant's Annual
         Report on Form 10-K for the fiscal year ended
         June 30, 1998, filed with the Commission).

4.3      Rights Agreement, dated August 28, 1997, between
         AmeriCredit Corp. and ChaseMellon Shareholder
         Services, L.L.C. (incorporated by reference to Exhibit 4.2 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with the Commission).

4.4      1999 Employee Stock Option Plan of AmeriCredit Corp.

5.1      Opinion of Jenkens & Gilchrist, a Professional Corporation

23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto).

23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1 Power of Attorney (see signature page of this registration statement).